UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

VERENIUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Verenium Corporation (“Verenium”) has disclosed in prior filings with the Securities and Exchange Commission (the “Commission”) certain information relating to its 8% Senior Convertible Notes due April 1, 2012 (the “8% Notes”), and is filing this Current Report on Form 8-K for purposes of updating that information.

As previously disclosed (most recently in Verenium’s Form 10-Q for the quarterly period ended September 30, 2008 (the “10-Q”)), the 8% Notes contain a reset provision.  Verenium anticipates that, on February 27, 2009 (which is the date on which any reset of the conversion price of the 8% Notes will be determined), the conversion price for the 8% Notes will reset to a price substantially less than the current conversion price of $4.09 per share, possibly as low as $1.47 per share, and Verenium anticipates that some and possibly many holders of the 8% Notes may elect to convert their notes to stock once the conversion price for the 8% Notes resets.  As was also previously disclosed in the 10-Q, any sales in the public market of the common stock issuable upon any such conversions could adversely affect prevailing market prices of Verenium’s common stock.

The 10-Q also previously disclosed that the 8% Notes include a “make-whole” provision.  The “make-whole” provision provides that, upon any noteholder’s conversion of the 8% Notes for common stock, Verenium is obligated to pay such holder an amount in cash or, subject to the satisfaction of certain conditions (including that the shares to be issued be registered for resale under a registration statement filed with the Commission), shares of Verenium’s common stock equal in value to the interest foregone over the life of the 8% Notes as a result of such conversion, discounted back to the date of conversion using the published yield on two-year U.S. Treasury notes as the discount rate and, if applicable, valuing the shares of stock at a 5% discount to the applicable stock price at the time of conversion.  As was also previously disclosed in the 10-Q, the registration statement that Verenium filed with the Commission to register the resale of the shares issuable upon conversion of the 8% Notes only registers a limited number of conversion shares due to applicable Commission guidelines, and Verenium’s ability to pay “make-whole” payments under the 8% Notes using shares is accordingly limited to a payment amount equal to the value of such shares, valued as described in the preceding sentence.  As a result, and as was also previously disclosed in the 10-Q, if a large amount of the 8% Notes were converted at approximately the same time (for example, when the conversion price for the 8% Notes resets as described in the preceding paragraph), and absent waivers from converting noteholders to the effect that such holders would take shares eligible for resale pursuant to Rule 144 promulgated by the Commission rather than shares registered for resale in payment of the “make-whole,” Verenium’s cash resources could be materially reduced.

Any such reduction in Verenium’s cash resources could potentially have any or all of the applicable negative consequences for Verenium described in the 10-Q under “Item 1A. Risk Factors.”  These negative consequences include, among others, that (i) Verenium’s cash resources could be insufficient to allow Verenium to make the required “make-whole” payments and to fund its existing and projected operating expenses and capital requirements, (ii) Verenium could be forced to defer, reduce or eliminate certain existing and projected operating expenses and capital requirements, (iii) Verenium could be forced to seek to raise capital, which may not be available on reasonable terms or at all, particularly given recent conditions in the United States and global equity and credit markets, (iv) Verenium could default on its obligation to make any required cash “make-whole” payment under the 8% Notes and any such default could cause a default under Verenium’s other outstanding debt and result in payments under the 8% Notes and such other debt being accelerated, and (v) Verenium could be forced to cease operations.  In addition, to the extent any converting noteholders for the 8% Notes in these circumstances agree to take shares eligible for resale pursuant to Rule 144 rather than shares registered for resale in payment of the “make-whole,” which would reduce Verenium’s cash requirements related to the “make-whole,” additional shares of Verenium common stock will be issued in connection with such conversions and any sales in the public market of those additional shares could adversely affect the prevailing market price of Verenium’s common stock.

Verenium has engaged Lazard Middle Market LLC to act as its financial advisor to assist Verenium in evaluating alternatives with respect to its existing debt structure.

Forward Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are "forward-looking" and involve a high degree of risk and uncertainty. These include statements related to possible conversion price resets, conversions and the effects of conversions of the 8% Notes, as well as to Verenium’s operations, capabilities, commercialization activities, target markets and cellulosic ethanol facilities, financial position and financing plans and objectives, all of which are prospective. Such statements are forward-looking, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, the extent to which and, if applicable, when the 8% Notes convert and whether the related “make-whole” is satisfied with shares of Verenium common stock, risks associated with Verenium's new and uncertain technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium's demonstration plant, risks associated with Verenium's ability to obtain additional capital, risks associated with Verenium's dependence on, and protection and enforcement of, patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Verenium's dependence on existing collaboration, manufacturing, and/or license agreements, Verenium’s ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize products (including by obtaining any required regulatory approvals) using Verenium's technologies and timing for launching any commercialized products, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in Verenium’s filings with the Commission, including, but not limited to, the 10-Q. These forward-looking statements speak only as of the date hereof. Verenium expressly disclaims any intent or obligation to update such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: February 25, 2009	By:	/s/ Gerald M. Haines II
Name: Gerald M. Haines II
Title: Executive Vice President